Exhibit 99.906 CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Rockefeller Municipal Opportunities Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Rockefeller Municipal Opportunities Fund for the period ended March 31, 2026, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Rockefeller Municipal Opportunities Fund for the stated period.

/s/ Benjamin J. Eirich	/s/ Mark S. Spencer
Benjamin J. Eirich	Mark S. Spencer
President, Principal Executive Officer,	Treasurer, Principal Financial Officer,
Rockefeller Municipal Opportunities Fund	Rockefeller Municipal Opportunities Fund

Dated: 6/4/2026	Dated: 6/4/2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Rockefeller Municipal Opportunities Fund for purposes of Section 18 of the Securities Exchange Act of 1934.